Exhibit 77(q)(1)
                                    Exhibits

(e)(1) First Amendment effective July 1, 2003, to Sub-Advisory Agreement between ING Investments, LLC and Brandes Investment Partners, L.P. with regard to ING International Value Fund is incorporated by reference to Post-Effective Amendment No. 59 to the Registrant's Registration Statement on Form N-1A filed on February 13, 2004.

(e)(2) Second Amendment effective September 1, 2003, to Sub-Advisory Agreement between ING Investments, LLC and Brandes Investment Partners, L.P. with regard to ING International Value Fund is incorporated by reference to Post-Effective Amendment No. 59 to the Registrant's Registration Statement on Form N-1A filed on February 13, 2004.